UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2013

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
The information in "Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers" below is incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Material Compensatory Plan, Contract or Arrangement.
On April 19, 2013, in conjunction with the Company's regular annual equity grant to directors, officers, and employees, the compensation committee of the board of directors of Verint Systems Inc. (the “Company” or “Verint”), with the approval of the board of directors, made a one-time, special grant of restricted stock units (“RSUs”) to Verint's executive officers, Dan Bodner, Douglas Robinson, Elan Moriah, Meir Sperling, David Parcell, and Peter Fante, and certain other executives (the “Special Grant”). The primary purposes of the Special Grant were to incentivize management to bring Verint to a new, higher, and sustainable level of revenue-generation and profitability and to reward the successful completion of Verint's merger with Comverse Technology, Inc., Verint's former parent company, by which Verint became a fully-independent public company for the first time in its history.
The Special Grant was made under the Company's 2010 Long-Term Stock Incentive Plan, as amended, and was comprised of a time-based component (one-third of the award) and a performance-based component (two-thirds of the award). The Special Grant awarded to the Company's executive officers was as follows: Mr. Bodner, 75,000 RSUs; Mr. Moriah, 27,000 RSUs; Messrs. Robinson, Sperling, and Fante, 18,000 RSUs each; and Mr. Parcell, 9,000 RSUs.

The time-based RSU component of the grant was made pursuant to the Company's current form of time-based RSU award agreement and vests one-third on April 4, 2014, one-third on April 4, 2015, and one-third on April 4, 2016.
The performance-based RSU component of the grant was made pursuant to the form of Performance-Based Restricted Stock Unit Award Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference (the “Special Performance Agreement”). The performance-based RSUs were divided into two equal groups of units, referred to as "Revenue Units" and "EBITDA Units," each with its own vesting conditions.

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One-half of the Revenue Units will vest upon the achievement by Verint of a specified amount of revenue coupled with a specified EBITDA margin on a trailing 12-month (“TTM”) basis within the five-year period from May 1, 2013 through April 30, 2018 (the “Primary Performance Period”), but only if the Company's revenue and EBITDA margin on a TTM basis are at least 95% of these levels as of the end of any two complete fiscal quarters thereafter during the period from May 1, 2013 through April 30, 2019 (the “Secondary Performance Period”).

◦
The other half of the Revenue Units will vest upon achievement by Verint of a higher specified amount of revenue coupled with the same specified EBITDA margin on a TTM basis within the Primary Performance Period, but only if the Company's revenue and EBITDA margin on a TTM basis are at least 95% of these levels as of the end of any two complete fiscal quarters thereafter during the Secondary Performance Period.

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One-half of the EBITDA Units will vest upon the achievement by Verint of a specified amount of EBITDA on a TTM basis within the Primary Performance Period, but only if the Company's EBITDA on a TTM basis is at least 95% of this level as of the end of any two complete fiscal quarters thereafter during the Secondary Performance Period.

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The other half of the EBITDA Units will vest upon the achievement by Verint of a higher specified amount of EBITDA on a TTM basis within the Primary Performance Period, but only if the Company's EBITDA on a TTM basis is at least 95% of this level as of the end of any two complete fiscal quarters thereafter during the Secondary Performance Period.

The foregoing description of the Special Performance Agreement is not complete and is qualified in its entirety by reference to the Form of Performance-Based Restricted Stock Unit Award Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: April 22, 2013	By: /s/ Peter D. Fante

Name:	Peter D. Fante

Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement